Exhibit 99.1

KINGOLD JEWELRY ANNOUNCES 37.8 MILLION METRIC TONS OF GOLD PROCESSED DURING 2012;

SCHEDULES 2012 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS CONFERENCE CALL

Represents an Increase of 25.6% from 30.0 Metric Tons Processed in 2011

WUHAN CITY, China, March 12, 2013 -- Kingold Jewelry, Inc. (NASDAQ: KGJI), one of China’s leading manufacturers and designers of high quality 24-karat gold jewelry, ornaments and investment-oriented products, today announced that it processed a total of 37.8 metric tons [one metric ton = 35,274 ounces] of 24-karat gold products for the year ended December 31, 2012, an increase of 25.6% compared to the 30.0 metric tons processed in 2011, and 7.7% higher than previously announced guidance of 35 metric tons.

Mr. Zhihong Jia, Chairman and CEO of Kingold Jewelry, Inc. (“Kingold” or the “Company”) stated, “We remain focused on leveraging our inventory to take advantage of strong production and steady demand for gold products in China. China’s gold production increased 11.7% percent in 2012 to hit a record high of 403 tons in 2012, according to the China Gold Association. This marks the sixth consecutive year in which China has been the world’s largest gold producer. We believe that Kingold’s primary competitive advantages are our design capabilities, fast and efficient product turnaround for our customers, and long term client relationships with a geographically diverse sales network across China. We think that by continuing to improve our jewelry distribution and expansion of our investment gold business, we can continue to gain market share from our competitors. Throughout the year, we remained conservative and steady in our volume growth, and are pleased to exceed our previously announced guidance by over 7%. We expect to provide additional volume guidance for 2013 with the issuance of our fourth quarter and year-end financial results, and are pleased with the continued strong demand for our products.”

2012 Financial Results Release and Conference Call Date

Kingold also announced that it will issue 2012 fourth quarter and year-end financial results on Wednesday, March 27, 2013, after the close of the stock market.

The Company will discuss these financial results in a conference call on Thursday, March 28, 2013, at 8:30 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free): Live Participant Dial In (International):	877-407-9038 201-493-6742

The conference call will also be webcast live. To listen to the call, please go to the Investor Relations section of Kingold’s website at www.kingoldjewelry.com, or click on the following link:

http://kingoldjewelry.equisolvewebcast.com.

Kingold Jewelry, Inc.	Page 2
March 12, 2013

About Kingold Jewelry, Inc.

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, China’s fourth largest city, was founded in 2002 and today is one of China’s leading designers and manufacturers of 24-karat gold jewelry, ornaments and investment-oriented products. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. For more information, please visit www.kingoldjewelry.com.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These include statements regarding Kingold’s ability to leverage its inventory, future gold demand in China, forecasts of China’s gold market, Kingold’s improvement of its jewelry distribution and expansion of its investment gold business, and Kingold’s ability to increase its market share. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Kingold’s SEC filings available at www.sec.gov, including Kingold’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.

Company Contact

Kingold Jewelry, Inc.

Bin Liu, CFO

Phone: +1-847-660-3498 (US) / +86-27-6569-4977 (China)

Email: bl@kingoldjewelry.com

INVESTOR RELATIONS

The Equity Group Inc.

Adam Prior, Vice President

(212) 836-9606

aprior@equityny.com

Katherine Yao, Associate

+86 10-6587-6435

kyao@equityny.com

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